Exhibit 99.1

JOINT FILING AGREEMENT
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated: June 11, 2018

SANKATY CHAMPION HOLDINGS, LLC

By:	Bain Capital Credit Member, LLC, its manager

By:	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Executive Vice President

SANKATY CREDIT OPPORTUNITIES IV, L.P.

By:	Sankaty Credit Opportunities Investors IV, LLC, its general partner

By:	Bain Capital Credit Member, LLC, its managing member

By:	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Executive Vice President

SANKATY CREDIT OPPORTUNITIES INVESTORS IV, LLC

By:	Bain Capital Credit Member, LLC, its managing member

By:	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Executive Vice President

BAIN CAPITAL CREDIT MEMBER, LLC

By:	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Executive Vice President